EXHIBIT 99

  Internet Address:  http://www.rdgbat.com

               "RB Reports Improved Second Quarter 1996 Results"

  For additional information, please contact:           Mr. Charles R. Ofner
                                                              (713) 496-5000

     July 10, 1996,      Houston, Texas ........ Reading & Bates Corporation
  (RB-NYSE) reported net income of $15.8 million ($.23 net income per share after preferred stock dividends of $1.2 million) for the quarter ended June 30, 1996, compared with net income of $2.4 million ($.02 net income per share after preferred stock dividends of $1.2 million) for the quarter ended June 30, 1995. Operating income for the quarter ended June 30, 1996 was $22.4 million on revenues of $61.7 million, compared to operating income for the quarter ended June 30, 1995 of $7.4 million on revenues of $50.4 million. Included in the 1996 results are two significant non-recurring items: a $3.5 million gain on the sale of our one mat-supported jackup, the "D. K. McIntosh" included in Operating expenses, partially offset by a non-recurring charge of $1.2 million included in Other, net related to the write-off of expenses for recent merger discussions. Notwithstanding the $3.5 million gain on the sale of the jackup, the $15.0 million improvement in operating income is primarily attributable to higher dayrates and improved utilization of the fleet. Utilization for the quarter ended June 30, 1996 was 89% compared to 83% for the quarter ended June 30, 1995.

     For the six months ended June 30, 1996 the Company reported net income of $29.3 million ($.43 net income per share after preferred stock dividends of $2.4 million) on revenues of $122.9 million compared to net income of $2.1 million ($.01 loss per share after preferred stock dividends of $2.4 million) on revenues of $98.4 million. Included in the 1996 results are two significant non-recurring items: a $3.5 million gain on the sale of a mat-supported jackup, partially offset by a non-recurring charge of $1.2 million included in Other, net related to expenses for recent merger discussions. The increase in revenues is attributable to higher dayrates and improved fleet utilization. Utilization for the six months ended June 30, 1996 was 92% compared to 84% for the same period ended June 30, 1995.

     Paul B. Loyd, Jr. the Company's Chairman, President and CEO, said, "We are pleased to report strong profits in the second quarter despite planned downtime for a water depth upgrade to 3300 feet for the "M. G. Hulme, Jr.", one of our third-generation semis, as well as downtime associated with capital upgrades and mobilizations of three of our 300' cantilever jackups. As we move into the third quarter our active fleet is 100% contracted. The long-term outlook for our high specification fleet is excellent as well, as evidenced by the 36 month commitment by Elf Angola for our third-generation semisubmersible, the "Jim Cunningham", the letter of intent for approximately 19 months for the second-generation semisubmersible, "J. W. McLean" with Statoil in Ireland, and the letters of intent issued by BP Exploration providing for two of our fourth-generation semis, the "Paul B. Loyd, Jr." and the "Henry Goodrich", to be utilized for the Schiehallion Field development drilling project with an anticipated total project duration of 4-1/2 years. It is apparent that our investment in deep-water, high-specification drilling has proven a sound decision given the increased demand in these sectors.

     Reading & Bates is a New York Stock Exchange listed company, engaging in offshore drilling services throughout the world. Its wholly owned subsidiary, Reading & Bates Development Co., provides technical, construction and project management services, and floating production systems to the upstream offshore oil and gas industry worldwide.

                        (financial highlights to follow)

                            READING & BATES CORPORATION
                                  AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF OPERATIONS
                       (in thousands except per share amounts)
                                     (unaudited)
                                 THREE MONTHS ENDED     SIX MONTHS ENDED
                                      JUNE 30,               JUNE 30,
- ---------------------------------------------------------------------------
                                  1996        1995       1996        1995
- ---------------------------------------------------------------------------
OPERATING REVENUES             $  61,700   $  50,382  $ 122,890   $  98,357
- ---------------------------------------------------------------------------
COSTS AND EXPENSES:
  Operating expenses              26,126      31,234     56,957      63,145
  Depreciation                     7,740       7,380     15,308      14,813
  General and administrative       5,394       4,354      9,984       8,435
- ---------------------------------------------------------------------------
    Total costs and expenses      39,260      42,968     82,249      86,393
- ---------------------------------------------------------------------------
OPERATING INCOME                  22,440       7,414     40,641      11,964
- ---------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
  Interest expense                (3,643)     (3,939)    (6,424)     (7,753)
  Interest income                    484         480        983         905
  Other, net                      (1,062)       (472)    (1,158)       (682)
- ---------------------------------------------------------------------------
    Total other income (expense)  (4,221)     (3,931)    (6,599)     (7,530)
- ---------------------------------------------------------------------------
INCOME BEFORE INCOME TAX
  EXPENSE AND MINORITY INTEREST   18,219       3,483     34,042       4,434
INCOME TAX EXPENSE                 1,179         569      2,272       1,732
MINORITY INTEREST                 (1,205)       (482)    (2,463)       (639)
- ---------------------------------------------------------------------------
NET INCOME                        15,835       2,432     29,307       2,063
DIVIDENDS ON PREFERRED STOCK       1,212       1,215      2,425       2,430
- ---------------------------------------------------------------------------
NET INCOME (LOSS) APPLICABLE
  TO COMMON STOCKHOLDERS       $  14,623   $   1,217  $  26,882   $    (367)
===========================================================================
PRIMARY NET INCOME (LOSS)
  PER COMMON SHARE             $     .23   $     .02  $     .43   $    (.01)
===========================================================================
FULLY DILUTED NET INCOME
  PER COMMON SHARE             $     .22   $    N/A   $     .41   $    N/A
===========================================================================
WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING:
     PRIMARY                      62,281      59,737     62,124      59,725
     FULLY DILUTED                70,929        N/A      70,771        N/A
============================================================================
                                    (more)

                        READING & BATES CORPORATION
                            AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED BALANCE SHEET
                             (in thousands)
                              (unaudited)
- --------------------------------------------------------------------
                                                 6/30/96    12/31/95
- --------------------------------------------------------------------
ASSETS:
  Cash and cash equivalents                    $  44,501   $  36,171
  Other current assets                            71,315      59,617
  Net property and equipment                     560,997     505,605
  Other assets                                     4,211       4,387
- --------------------------------------------------------------------
TOTAL ASSETS                                   $ 681,024   $ 605,780
====================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current liabilities                          $  43,025   $  54,490
  Long-term obligations                          143,895      95,040
  Other noncurrent liabilities                    62,367      54,695
  Minority interest                               43,355      44,504
  Stockholders' equity                           388,382     357,051
- --------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $ 681,024   $ 605,780
====================================================================
                               # # #